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                AMENDED EXCLUSIVE LICENSE AGREEMENT FOR PATENTED
                          LASER HAIR REMOVAL INVENTION


     This Agreement effective December 5, 1995, by and between CLASSY LADY BY MEHL OF PUERTO RICO, INC. (hereinafter "CLASSY LADY"), a corporation of the Commonwealth of Puerto Rico, having its principal place of business located at Miramar Street, Suite 8A, San Juan, Puerto Rico 00907-3224, and NARDO ZAIAS, M.D. (hereinafter "ZAIAS"), having his principal residence located at 1015 W. 47th Court, Miami Beach, Florida 33140, is as follows:

                                   RECITALS

     WHEREAS, CLASSY LADY is interested in obtaining an exclusive license to manage, develop, manufacture, market, use, sublicense and/or sell the laser method of hair removal invention (hereinafter the "Patented Laser") invented by ZAIAS and for which ZAIAS has received letter of United States Patent Number 5,059,192 on October 22, 1991; and

     WHEREAS, ZAIAS is interested in granting CLASSY LADY an exclusive license to manage, develop, manufacture, market, use, sublicense and/or sell ZAIAS's laser method of hair removal invention ("Patented Laser") for which ZAIAS has received letter of United States Patent Number 5,059,192 on October 22, 1991; and

     WHEREAS, on May 10, 1995, CLASSY LADY and ZAIAS executed a Letter of Intent memorializing their intention to enter into a valid and binding exclusive license agreement for the Patented Laser.

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     WHEREAS, on August 15, 1995, ZAIAS signed an Exclusive License Agreement
For Patented Laser Hair Removal Patent with CLASSY LADY. However, prior to signing the aforementioned exclusive license with CLASSY LADY, ZAIAS inadvertently failed to obtain a satisfaction of judgment and full release from GeoTricum Ltd., Case No.:533573, in the Superior Court of the State of California in and for the County of Sacramento. On December 4, 1995, ZAIAS obtained a Satisfaction Of Judgment And Full Release, attached hereto as Exhibit "A", from GeoTricum Ltd. waiving any and all claims which Geotricum Ltd. may have had to United States Patent No.:5,059,192. Therefore, ZAIAS warrants and represents to CLASSY LADY that he has the right to exclusively license United States Patent No.:5,059,192 to CLASSY LADY.

     MOW THEREFORE, with respect to the foregoing and for the mutual promises hereinafter set forth, the parties to this Agreement, CLASSY LADY and ZAIAS, acknowledge that they have entered into a binding and valid contract for which their mutual promises provide full and adequate consideration, wherein they agree as follows:

                                     ARTICLE I

                        GRANT OF EXCLUSIVE PATENT LICENSE

     1. ZAIAS's PATENTED LASER HAIR REMOVAL INVENTION: ZAIAS has developed a Patented Laser as shown and described in the United States Patent received letter of United States Patent Number 5,059,192 on October 22, 1991, and which ZAIAS believes will provide for a substantially better method for the removal of



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unwanted hair, and for which ZAIAS is willing to grant, and does hereby grant to
CLASSY LADY the exclusive right to manage, develop, manufacture, market, use, sublicense and/or sell, this invention both in the United States, and in all foreign countries worldwide, and in return CLASSY LADY agrees to pay ZAIAS for such license a royalty for each laser method of hair removal invention manufactured, sublicensed and/or sold by CLASSY LADY in the United States and worldwide in accordance with the provisions contained herein.

     2. In consideration of receiving the exclusive worldwide rights to manage, develop, manufacture, market, use, sublicense and/or sell ZAIAS's laser method of hair removal invention, CLASSY LADY agrees to (1) issue ZAIAS 5,000 shares of no par value common stock of CLASSY LADY and (2) pay ZAIAS the sum of One Hundred Thousand U.S. Dollars ($100,000.00), payable within one-hundred eighty
(180) days of the execution of this agreement, and a royalty as defined below in
Article II. In the event that CLASSY LADY hereafter receives any monies from any sublicense or joint venture agreement, CLASSY LADY agrees that ZAIAS shall directly receive any such monies received from any sublicense or joint venture agreement until said $100,000.00 is paid.

                                   ARTICLE II

                               ROYALTY CALCULATION

     1. ROYALTY PAYMENTS: CLASSY LADY will pay ZAIAS for such exclusive license a royalty of:

     a. five percent (5%) of the net sales on each Patented


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Laser manufactured, marketed, and/or sold by CLASSY LADY worldwide, which uses any of ZAIAS's inventive laser method of hair removal for which he has received patent protection under the letters of United States Patent Number 5,059,192 issued on October 22, 1991.

     b. five percent (5%) of the net sales on each hair removal treatment performed by CLASSY LADY worldwide in any hair removal treatment centers hereafter opened by CLASSY LADY, which uses any of ZAIAS's inventive laser method of hair removal for which he has received patent protection under the letters of United States Patent Number 5,059,192 issued on October 22, 1991.

     c. five percent (5%) of the net sales on each Patented Laser manufactured, marketed, and/or sold by any third party sublicensee or franchisee of CLASSY LADY worldwide, which uses any of ZAIAS's inventive laser method of hair removal for which he has received patent protection under the letters of United States Patent Number 5,059,192 issued on October 22, 1991.

     d. five percent (5%) of the net sales on each hair removal treatment performed by any third party sublicensee or franchisee of CLASS LADY worldwide in any hair removal treatment centers hereafter opened by such third party sublicensee or franchisee, which uses any of ZAIAS's inventive laser method of hair removal for which he has received patent protection under the letters of United States Patent Number 5,059,192 issued on October 22, 1991.



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     e. The term "net sales" shall mean the gross amount charged, billed or invoiced on account of retail sales of the Patented Laser and/or charged, billed or invoiced on account of professional treatments utilizing the Patented Laser, less the following deductions: (i) trade and/or quantity discounts actually allowed and taken, which shall be no more than are customary in the trade; (ii) any direct sales taxes on the sales made, to the extent actually payable to governmental entities; (iii) amount repaid or credited by reason of rejections or returns; (iv) the cost of conversion of funds to U.S. Dollars; and (v) royalties to others to use their registered trademarks or service marks; if any.

     f. ZAIAS may consent in writing to a reduction in any royalty payments due ZAIAS under Article II 1 (a-e).

     2. RETURNS: For the purpose of computing the royalties due ZAIAS, Patented Lasers manufactured, marketed, and/or sold will not include those which are replaced free of charge by CLASSY LADY or its authorized sublicensees or franchisees. Similarly, any Patented Lasers which shall be returned to CLASSY LADY by the sublicensee, franchisee and/or purchaser for a refund will not be considered as a sold item for royalty computation purposes. However, CLASSY LADY shall pay ZAIAS a royalty on each Patented Laser which is not replaced free of charge or refunded to the hair removal sublicensee, franchisee and/or purchaser, and on each sublicensed or franchised user of ZAIAS' laser professional method of hair removal.

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     3. MINIMUM ANNUAL ROYALTY: CLASSY LADY agrees to pay ZAIAS a guaranteed minimum annual royalty of Fifty Thousand Dollars ($50,000.00). In the event that ZAIAS' royalties received from the net sales, including any sublicense, in any annual period are less than $50,000.00, CLASSY LADY shall have the right to advance to ZAIAS such amount necessary to meet said annual minimum royalty.

                                  ARTICLE III

                                ROYALTY PAYMENTS

     1. RECORDS: CLASSY LADY shall keep a separate set of books provided for the purpose of illustrating the basis upon which the payments set forth above are to be determined, such books to be examined by an auditor or an accountant, authorized and paid for by ZAIAS, and no more than two (2) times during the course of a given year at any reasonable time during normal business hours, such examination to be made only after ten (10) days notice, and to the extent necessary to verify the statements and payments due under this Agreement.

     2. REPORTS AND PAYMENTS: CLASSY LADY will furnish ZAIAS with a written statement setting forth the total number of Patented Lasers sublicensed and/or sold, for each calendar month, and the total dollar amount of royalty payable with respect thereto, accompanied by a check for such amount, which shall be due on the fifteenth (15th) day of the following month at the address of ZAIAS set forth above or any other such address as ZAIAS may request in writing. The statement shall set forth the total

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number of Patented Laser sales and/or sublicenses received by CLASSY LADY, the respective royalties due on each and a total royalty figure payable less any deductions provided for by this Agreement.

     3. PERCENTAGE PAYMENTS: With respect to payment of royalties to ZAIAS under this Agreement, Thomas L. Mehl, Sr., Individually, is to directly receive a copy of the monthly royalty statements, such statements to correspond to the statements given to ZAIAS, together with their percentage payments which are to be deducted from the royalty payments due ZAIAS under this Agreement . As to these percentage payments, Thomas L. Mehl, Sr., Individually, per his agreement with ZAIAS, is to be directly paid fifty percent (50%) of all such royalty payments due ZAIAS, and such amount to be deducted from the royalty made to ZAIAS by CLASSY LADY.

                                   ARTICLE IV

                              SUBLICENSE AGREEMENTS

     1. CLASSY LADY shall have the right to sublicense its rights to a third party sublicensee upon thirty (30) days written notification to ZAIAS according to the terms of this Agreement and with the approval of the Board of Directors of CLASSY LADY.

     2. In the event that CLASSY LADY sublicenses its exclusive right on any of the United States or worldwide patents under this Agreement, ZAIAS shall be compensated by CLASSY LADY in the manner as provided in Article II of this Agreement unless ZAIAS otherwise consents to a reduction according to Article II 1 (f).

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                                   ARTICLE IV

                                  BEST EFFORTS


     1. CLASSY LADY shall use its best efforts to manage, manufacture, market, use, sublicense and/or sell ZAIAS's Patented Lasers method of hair removal in the United States and worldwide.

     2. CLASSY LADY shall be solely responsible for quality control but agrees to use its best efforts to minimize the number of Patented Lasers returned for defects or poor quality.

     3. CLASSY LADY shall commit to use its best efforts to:

          (a) have the Patented Laser method of hair removal into commercialization in the United States hair removal market within twenty-four (24) months from the date of this Agreement.

          (b) retain a qualified expert to file for approval with the Food and Drug Administration ("FDA") for permission to market the Patented Laser method of hair removal in the United States within nine (9) months from the date of execution of this Agreement.

     4. In the event that CLASSY LADY fails to use its best efforts to bring ZAIAS's Patented Laser method of hair removal to market in the United States, or file for FDA approval in the United States, within the above referenced time period, ZAIAS retains the right to terminate the exclusive license upon sixty
(60) days written notice to CLASSY LADY; provided however, CLASSY LADY shall have the right to cure such failure during said sixty (60) day period from the date of CLASSY LADY's receipt of said notice.

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     5. CLASSY LADY shall use its best efforts to protect ZAIAS's Patented Laser from infringement in the United States.

                                   ARTICLE VI

                               PATENT INFRINGEMENT

     1. COSTS: CLASSY LADY shall be solely responsible for the payment of all costs and legal expenses in pursuing any demand, action, lawsuit or other necessary proceeding to recover damages for infringement of ZAIAS' Patented Laser in the United States.

     2. INFRINGEMENT RECOVERY: CLASS LADY shall, to the extent that it is successful in recovering damages for infringement, pay ZAIAS a royalty from such recovery, on a per unit basis as provided in this Agreement, from the net proceeds after deducting all costs and legal expenses incurred in pursuing such infringement.

                                   ARTICLE VII

             PATENT FILING FEES, RELATED EXPENSES AND NEW INVENTIONS

     1. PATENT FILING FEES: CLASSY LADY shall hereafter be solely responsible for paying all patent renewal fees and related expenses for securing patent protection on ZAIAS' Patented Laser and any new patent applications in the field of laser hair removal filed by ZAIAS. Such payment of filing fees and related expenses shall not be construed to grant CLASSY LADY any other ownership rights than the exclusive license granted to CLASSY LADY by ZAIAS under the terms of this Agreement.



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     2. GRANT OF LICENSE TO ADDITIONAL INVENTIONS: ZAIAS grants CLASS LADY the exclusive worldwide patent license rights to any new patented invention in the field of laser hair removal. In the event that CLASSY LADY hereafter employs any person (other than ZAIAS or Thomas L. Mehl, Sr. individually), corporation, partnership, agency or other legal entity as a consultant to CLASSY LADY in the field of laser hair removal field, CLASSY LADY agrees to:

     a. Have such person, corporation, partnership, agency or other legal entity first sign a nondisclosure and noncircumvention agreement prior to being employed by CLASSY LADY; and

     b. Have such person (other than Thomas L. Mehl Sr., individually), corporation, partnership, agency or other legal entity execute any and all necessary assignment documents in favor of ZAIAS pertaining to his ownership of any new inventions, improvements, processes, or other methods in the professional laser hair removal field of use for which ZAIAS may hereafter apply for United States or foreign patents; and

     c. Compensate ZAIAS with a royalty for any such new patented laser hair removal inventions on terms no less favorable than contained in this Agreement.

     d. In the event that ZAIAS and Thomas L. Mehl, Sr., individually, file any patent pending or receive issued letters of patents, as co-inventors, ZAIAS and Thomas L. Mehl, Sr. (individually) shall receive their royalties in accordance with


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 Article V of this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     1. TERM: Unless sooner terminated in accordance with any other provisions hereof, this Agreement shall continue in force and effect until the latter of the expiration date of ZAIAS' Patented Laser or any subsequent patented laser hair removal invention. Where royalties are payable under a particular patent right which expires prior to such date, these royalties will end at the expiration date of such patent right.

     2. MARKING: Products marketed under an applicable patent shall bear the proper legal notice with respect to the patent under which the same is made and licensed.

     3. BANKRUPTCY: In the event of any adjudication of bankruptcy, appointment of receiver by a court of competent jurisdiction, the voluntary dissolution of CLASSY LADY, or any assignment for the benefit of creditors, this Agreement shall thereupon forthwith terminate and no longer be of any further force and effect, and all intellectual property pertaining to ZAIAS' Patented Laser, including but not limited to any documents, drawings, photographs, computer information, specifications, technical know-how, tangible matter, or other physical embodiments thereof, shall belong to and returned to ZAIAS.

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     4. APPLICABLE LAW: This Agreement shall be governed by, construed under and enforced in accordance with the substantive laws of the Commonwealth of Puerto Rico.

     5. HEADINGS: The heading of the Articles, sections and paragraphs herein are intended merely to facilitate reference and shall have no bearing upon the interpretation of any of the provisions of this Agreement.

     6. ARBITRATION: The parties hereto agree to submit all disputes arising out of the interpretation of this Agreement to binding arbitration. Such arbitration will be in San Juan, Puerto Rico, before a panel of three (3) Arbitrators certified by the American Arbitration Association and conducted under its rules, with any decision thereunder to be final and nonappealable.

     7. PREVAILING PARTY: The prevailing party in any arbitration or litigation arising with respect to interpretation, performance, or enforcement of this Agreement, shall recover all costs and a reasonable attorney fee, including attorneys' fees for services rendered on appeal.

     B. ASSIGNMENT:

     (a) This Agreement and the licenses granted on any patents with respect thereto shall inure to the benefit of each of the parties hereto and binding on their successors, heirs or assigns.

     (b) This Agreement may be assigned and licensed by CLASSY LADY to a controlled or controlling affiliate or subsidiary with the approval of its Board of Directors, but is

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not assignable without mutual consent of ZAIAS, or of his heirs or assigns, but such consent cannot be unreasonably withheld.

     (c) ZAIAS may assign his interest in any monies and/or royalties granted under this Agreement.

     9. NOTICES: All notices, requests, demands or other communications to or from the respective parties required or permitted to be given hereunder shall be in writing and shall be deemed to have been when delivered in person or sent by first class, registered or certified mail, return receipt requested, postage and registration or certification fees prepaid, or sent by a reliable overnight delivery service providing a receipt evidencing such delivery, to the recipient at its address given above or at such other address as hereafter shall be furnished by a notice sent in like manner by such addressee to the other.

     10. SEVERABILITY: Every provision of this Agreement is intended to be severable, and, if any term or provision hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

     11. NO WAIVER: No modification, limitation, waiver, termination, rescission, discharge or cancellation of this Agreement or any provision thereof shall be binding on the party unless in writing and signed by all parties.

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     12. FORCE MAJEURE:

     (a) The parties to this Agreement shall not be considered to be in default of any obligation of a party to make payment of amounts due to the other party, if the failure of performance shall be due to a Force Majeure, including but not limited to drought, flood, earthquake, storm, fire, lightning, epidemic, war, riot, civil disturbance, sabotage, strike or labor difficulty, accident or curtailment of supply or equipment or replacement equipment, inability to obtain and maintain right-of-way, permits, licenses, and other required authorizations from any local, state or federal agency or person for any of the facilities or equipment necessary to provide or receive service hereunder, and restraint by court or public authority.

     (b) If any party is affected by a Force Majeure event, such party shall give fifteen (15) days notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is required and the nonperforming party shall use its best efforts to remedy its inability to perform. The obligation to pay money in a timely manner is absolute and shall not be subject to the Force Majeure provisions, except to the extent prohibited by governmental rule or regulation.

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     13. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral and written, of the parties concerning the subject matter hereof; and,

     14. EXECUTION IN COUNTERPARTS: The Agreement may be executed by facsimile in any number of counterparts, each of which when so executed shall be deemed to be the original, but all such counterparts shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals:


/S/ Thomas L. Mehl, Sr.                                DATE:  12/5/95
- --------------------------------------                      -------------
THOMAS L. MEHL, SR., as President of
CLASSY LADY BY MEHL OF PUERTO RICO, INC.


/s/ Nardo Zaias, Inventor                              DATE: 12/5/95
- --------------------------------------                      -------------
NARDO ZAIAS, M.D., as INVENTOR




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